UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 18, 2017
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	2000 University Avenue, Suite 600, East Palo Alto, CA	94303
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On April 18, 2017, Finjan Holdings, Inc. (the “Company”) issued a press release announcing $25 million in revenues for the first quarter ended March 31, 2017.

The information in this current report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01.  Other Events.

On April 18, 2017, the Company also announced that as of April 10, 2017, the Company has retired its entire $10.2 million Series A Preferred Stock financing led by Halcyon Long Duration Recoveries Investments I LLC (“Halcyon LDII”).

On April 12, 2017, the Company received a letter from the staff of the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Staff has determined that the Company has regained compliance with Nasdaq Listing Rule 5550(b)(2), as the Company’s market value of listed securities (“MVLS”) has been $35 million or greater for the 11 consecutive business days prior to such letter.

 A copy of the press release announcing the Q1 2017 revenues and the Series A Preferred Stock redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 18, 2017, entitled “Finjan Generated $25 Million in Revenues and Achieved Profitability for the First Quarter of 2017 – Announces Retirement of Series A Preferred Shares.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: April 18, 2017	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer